EXHIBIT 3.2
                                     BYLAWS
                                       OF
                                ECB BANCORP, INC.

                                      INDEX

                                    ARTICLE I

                                     OFFICES
      SECTION 1.  Principal Office
      SECTION 2.  Registered Office
      SECTION 3.  Other Offices
                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS
      SECTION 1.  Place of Meetings
      SECTION 2.  Annual Meetings
      SECTION 3.  Substitute Annual Meeting
      SECTION 4.  Special Meetings
      SECTION 5.  Notice of Meetings
      SECTION 6.  Waiver of Notice
      SECTION 7.  Voting Lists
      SECTION 8.  Voting Group
      SECTION 9.  Quorum
      SECTION 10. Proxies
      SECTION 11. Voting of Shares
      SECTION 12. Informal Action By Shareholders

                                   ARTICLE III

                                    DIRECTORS
      SECTION 1.  General Powers
      SECTION 2.  Number and Qualifications
      SECTION 3.  Classification of Directors
      SECTION 4.  Election of Directors
      SECTION 5.  Nominations
      SECTION 6.  Terms of Directors
      SECTION 7.  Removal
      SECTION 8.  Vacancies
      SECTION 9.  Chairman of the Board
      SECTION 10. Compensation

                                   ARTICLE IV

                              MEETINGS OF DIRECTORS
      SECTION 1.  Regular Meetings
      SECTION 2.  Special Meetings
      SECTION 3.  Notice of Meetings
      SECTION 4.  Waiver of Notice
      SECTION 5.  Quorum
      SECTION 6.  Manner of Acting
      SECTION 7.  Presumption of Assent
      SECTION 8.  Informal Action by Directors

                                    ARTICLE V

                             COMMITTEES OF THE BOARD
      SECTION 1.  General
      SECTION 2.  Executive Committee
      SECTION 3.  Audit Committee

                                   ARTICLE VI

                                    OFFICERS
      SECTION 1.  Number
      SECTION 2.  Election and Term
      SECTION 3.  Removal and Resignation
      SECTION 4.  Compensation
      SECTION 5.  President
      SECTION 6.  Vice Presidents
      SECTION 7.  Secretary
      SECTION 8.  Assistant Secretaries
      SECTION 9.  Treasurer
      SECTION 10. Assistant Treasurers

                                   ARTICLE VII

                  CONTRACTS, LOANS, CHECKS AND DEPOSITS
      SECTION 1.  Contracts
      SECTION 2.  Loans
      SECTION 3.  Checks and Drafts
      SECTION 4.  Deposits

                                  ARTICLE VIII

               CERTIFICATES FOR SHARES AND THEIR TRANSFER
      SECTION 1.  Certificates for Shares
      SECTION 2.  Transfer of Shares
      SECTION 3.  Fixing Record Date
      SECTION 4.  Lost Certificates
      SECTION 5.  Holder of Record
      SECTION 6.  Reacquired Shares
      SECTION 7.  Shares held by Nominees

                                   ARTICLE IX

                               GENERAL PROVISIONS
      SECTION 1.  Distributions
      SECTION 2.  Seal
      SECTION 3.  Fiscal Year
      SECTION 4.  Amendments
      SECTION 5.  Definitions
      SECTION 6.  Indemnification

                                     BYLAWS
                                       OF
                                ECB BANCORP, INC.


                                    ARTICLE I

                                     OFFICES

      SECTION 1. PRINCIPAL OFFICE. The principal office of the corporation shall be located at such place as the Board of Directors may fix from time to time.

      SECTION 2. REGISTERED OFFICE. The registered office of the corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

      SECTION 3. OTHER OFFICES. The corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors from time to time may determine, or as the affairs of the corporation from time to time may require.
                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

      SECTION 1. PLACE OF MEETINGS. All meetings of shareholders shall be held at the principal office of the corporation or at such other place, either within or without the State of North Carolina, as shall, in each case, be (I) fixed by the President or the Board of Directors and designated in the notice of the meeting, or (II) agreed upon by a majority of the shareholders entitled to vote at the meeting.

      SECTION 2. ANNUAL MEETINGS. The annual meeting of shareholders shall be held during the first six months following the corporation's immediately preceding fiscal year end and on a date and at a time determined by the corporation's Board of Directors for the purpose of electing directors of the corporation and for the transaction of such other business as properly may be brought before the meeting.

      SECTION 3. SUBSTITUTE ANNUAL MEETING. If the annual meeting shall not be held on the day designated by these Bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

      SECTION 4. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time (I) by or at the direction of the Chairman of the Board or the Chief Executive Officer, or (II) by resolution duly adopted by the Board of Directors of the corporation.

      SECTION 5. NOTICE OF MEETINGS. Written or printed notice stating the time, place and date of the meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date of any shareholders' meeting, either by personal delivery, by mail or private carrier, by facsimile transmission or by telegraph, teletype or other form or wire or wireless communication, by or at the direction of the Board of Directors, the President, the Chairman or the Secretary or other person calling the meeting, to each shareholder entitled to vote at such meeting; provided, that such notice shall be given to all shareholders where required by applicable law. If mailed, such notice shall be deemed to be effective when deposited in the United States mail, correctly addressed to the shareholder at the shareholder's address as it appears on the current record of shareholders of the corporation, with postage thereon prepaid.

      In the case of a special meeting, the notice of meeting shall include a description of the purpose of purposes for which the meeting is called. In the case of an annual or substitute annual meeting, the notice of meeting need not include a description of the purpose or purposes for which the meeting is called or the business to be transacted at such meeting unless such a description expressly is required by the provisions of applicable law.

      If any meeting of shareholders is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment and if a new record date is not fixed for the adjourned meeting. If a new record date for the adjourned meeting is fixed for the adjourned meeting (which must be done if the new date is more than 120 days after the date of the original meeting), notice of the adjourned meeting must be given as provided in this Section to persons who are shareholders as of the new record date.

      SECTION 6. WAIVER OF NOTICE. Any shareholder may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the shareholder, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance, in person or by proxy, at a meeting (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or the shareholder's proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (II) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or the shareholder's proxy objects to considering the matter before it is voted upon.

      SECTION 7. VOTING LISTS. Before each meeting of shareholders, the Secretary of the corporation shall prepare an alphabetical list of the shareholders entitled to notice of such meeting. The list shall be arranged by voting group (and within each voting group by class

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or series of shares) and show the address of and the number of shares held by each shareholder. The list shall be kept on file at the principal office of the corporation for the period beginning two business days after notice of the meeting is given and continuing through the meeting, and shall be available for inspection by any shareholder or shareholder's agent or attorney at any time prior to the meeting during regular business hours and at any time during the meeting or any adjournment thereof.

      SECTION 8. VOTING GROUP. All shares of one or more classes or series that under the corporation's articles of incorporation or North Carolina law are entitled to vote and be counted together collectively on a matter at a meeting of shareholders constitute a voting group. All shares entitled by the corporation's articles of incorporation or North Carolina law to vote generally on a matter are for that purpose a single voting group. Classes or series of shares shall not be entitled to vote separately by voting group unless expressly authorized by the corporation's articles of incorporation or specifically required by law.

      SECTION 9. QUORUM. Shares entitled to vote as a separate voting group may take action on a matter at a meeting of shareholders only if a quorum of those shares is present at the meeting. A majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on that matter.

      Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

      In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by a vote of the majority of the votes cast on the motion to adjourn; and, subject to the provisions of Section 5 of this Article II, at any adjourned meeting any business may be transacted which might have been transacted at the original meeting if a quorum exists with respect to the matter proposed.

      SECTION 10. PROXIES. Shares may be voted either in person or by one or more proxies authorized by a written appointment of proxy signed by the shareholder or by the shareholder's duly authorized attorney-in-fact. An appointment of proxy is valid for eleven months from the date of its execution, unless a different period is expressly provided in the appointment form.

      SECTION 11. VOTING OF SHARES. Subject to the provisions of the corporation's articles of incorporation, each outstanding share shall be entitled to one vote on each matter voted on at a meeting of shareholders.

      Except in the election of directors as provided in Section 4 of Article III, if a quorum exists, action on a matter by a voting group at a meeting of shareholders is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the

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action, unless a greater vote is required by law or by the corporation's articles of incorporation or these Bylaws.

      Absent special circumstances, shares of the corporation are not entitled to vote if they are owned, directly or indirectly, by another corporation in which the corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided that this provision does not limit the power of the corporation to vote its own shares held by it in a fiduciary capacity.

      SECTION 12. INFORMAL ACTION BY SHAREHOLDERS. Any action that is required or permitted to be taken at a meeting of shareholders may be taken without a meeting if one or more written consents, describing the action so taken, shall be signed by all of the shareholders who would be entitled to vote upon such action at a meeting, and delivered to the Secretary of the corporation for inclusion in the minutes or filing with the corporate records.

      If the corporation is required by law to give notice to nonvoting shareholders of action to be taken by unanimous written consent of the voting shareholders, then the corporation shall give the nonvoting shareholders, if any, written notice of the proposed action at least ten days before the action is taken.
                                   ARTICLE III

                                    DIRECTORS

      SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be directed by the Board of Directors or, to the extent provided herein and permitted by applicable law, by such Executive Committee or other committees as the Board of Directors may establish pursuant to these Bylaws.

      SECTION 2. NUMBER AND QUALIFICATIONS. The number of directors constituting the Board of Directors of the corporation shall be not less than nine (9) nor more than fifteen (15) as may be fixed or changed from time to time, within the above minimum and maximum numbers, by the Board of Directors.

      SECTION 3. CLASSIFICATION OF DIRECTORS. The directors shall be divided into three classes, as nearly equal in number as may be. At the first election of directors following the adoption of this Section 3 by the corporation's shareholders, directors in all three classes shall be elected, with the members of such classes to serve for terms of one, two and three years, respectively. Thereafter, as the terms of directors in each class expire, their successors shall be elected for terms of three years. In the event of any increase or decrease in the number of directors, the additional or eliminated directorships shall be so classified or chosen that all classes of directors shall remain or become as nearly equal in number as may be.

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
      SECTION 4. ELECTION OF DIRECTORS. Except as provided herein or in Section 8 of this Article III, the directors shall be elected at the annual meeting of shareholders. Those persons who receive the highest number of votes at a meeting at which a quorum is present shall be deemed to have been elected. Directors need not be residents of the State of North Carolina, but must satisfy all qualifications required by applicable law for directors of North Carolina corporations and of bank holding companies.

      SECTION  5.  NOMINATIONS.   Only  persons  who  are  nominated  in
accordance with the provisions of these bylaws shall be eligible to be elected as directors at an annual or special meeting of shareholders.

      Nominations for election to the Board of Directors shall be made by the Board of Directors at any meeting of shareholders at which directors are to be elected. Nomination for election of any person to the Board of Directors also may be made at any meeting of shareholders at which directors are to be elected by a shareholder of record entitled to vote at that meeting if written notice of such person's nomination shall have been delivered to the Secretary of the corporation at its principal office not later than the close of business on the fifth business day following the date on which notice is first given to shareholders of the meeting at which such election is to be held. Each such notice shall set forth: (I) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (II) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (III) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (IV) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if the nominee had been nominated by the Board of Directors; and (V) the written consent of each nominee to serve as a director of the corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

      SECTION 6. TERMS OF DIRECTORS. The term of each director shall be for the number of years for which he is elected as set forth in Section 3 of this
Article III, or until such director's death, resignation, retirement, removal or disqualification. The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected, at which time such director or any other person may be nominated for election for a term (a "Special Term") equal to the remainder, if any, of the unexpired term which such director was initially elected to fill. A decrease in the number of directors does not shorten an incumbent director's term. Despite the expiration of a director's term, such director shall continue to serve until a successor shall be elected and qualifies or until there is a decrease in the number of directors.
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
      SECTION 7. REMOVAL. Any director may be removed from office at any time with or without cause by a vote of shareholders whenever the number of votes cast in favor of removal of the director exceeds the number of votes cast against such removal. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove such director. A director may not be removed by the shareholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director. If any directors are so removed, new directors may be elected at the same meeting.

      SECTION 8. VACANCIES. Any vacancy occurring in the Board of Directors, including without limitation a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, may be filled by the shareholders or by the Board of Directors, whichever group shall act first. If the directors remaining in office do not constitute a quorum of the Board of Directors, the directors may fill the vacancy by the affirmative vote of a majority of the remaining directors, or by the sole remaining director, as the case may be. If the vacant directorship was held by a director elected by a voting group, only the remaining directors or director elected by that voting group or the holders of shares of that voting group are entitled to fill the vacancy.

      SECTION 9. CHAIRMAN OF THE BOARD. There may be a Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board. The Chairman shall serve in such position at the pleasure of the Board of Directors and shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board.

      In like fashion, the directors may elect from their number a Vice Chairman of the Board of Directors who shall preside at meetings of the directors in the absence of the Chairman and shall perform such other duties as may from time to time be directed by the Board.

      In the absence of the Chairman and any Vice Chairman, the Chief Executive Officer shall preside at meetings of directors.

      SECTION 10. COMPENSATION. The Board of Directors may provide for the compensation of directors for their services as such and for the payment or reimbursement of any and all expenses incurred by directors in attending meetings of the Board or otherwise in connection with such services.

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
                                   ARTICLE IV

                              MEETINGS OF DIRECTORS

      SECTION 1. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution or otherwise, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

      SECTION 2. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the direction of the Chairman of the Board, the Chief Executive Officer, or any two directors. Such meetings may be held either within or without the State of North Carolina.

      SECTION 3. NOTICE OF MEETINGS. Regular meetings of the Board of Directors may be held without notice. The person or persons calling a special meeting of the Board of Directors, at least two days before the meeting, shall give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called. Any duly convened regular or special meeting may be adjourned by the directors to a later time without further notice.

      SECTION 4. WAIVER OF NOTICE. Any director may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the director entitled to the notice, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. The attendance by a director at, or the participation of a director in, a meeting shall constitute a waiver of any required notice of such meeting, unless the director, at the beginning of the meeting (or promptly upon the director's arrival thereat), objects to holding the meeting or to transacting any business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

      SECTION 5. QUORUM. Unless the corporation's articles of incorporation provide otherwise, a majority of the number of directors fixed by or pursuant to these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

      SECTION 6. MANNER OF ACTING. Except as otherwise provided in the corporation's articles of incorporation or these Bylaws or by applicable law, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

      SECTION 7. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors or at a meeting of any committee of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented
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
to the action taken unless (I) such director objects at the beginning of the meeting (or promptly upon the director's arrival thereat) to holding the meeting or to transacting any business at the meeting, or (II) such director's contrary vote is recorded or such director's dissent or abstention from the action taken otherwise is entered in the minutes of the meeting, or (III) such director files written notice of dissent or abstention to such action with the person presiding at the meeting before the adjournment thereof or forwards such notice by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right of dissent or abstention is not available to a director who voted in favor of the action taken.

      SECTION 8. INFORMAL ACTION BY DIRECTORS. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board and evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and delivered to the Secretary of the corporation for inclusion in the minutes or filing with the corporate records.

                                    ARTICLE V

                             COMMITTEES OF THE BOARD

      SECTION 1. GENERAL. The Board of Directors may create such committees of the Board, and appoint members to serve on such committees, as from time to time it shall consider appropriate. The creation of a committee of the Board and appointment of its members must be approved by the greater of (I) a majority of the number of directors in office when the action is taken or (II) the number of directors required to take action pursuant to Section 6 of Article IV. Each committee of the Board must have two or more members and, to the extent authorized by law, shall have such duties and authority as may be described in these Bylaws or otherwise specified by the Board of Directors. Each committee member shall serve at the pleasure of the Board of Directors. The provisions in these Bylaws governing meetings, actions without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors shall also apply to any committees of the Board established pursuant to these Bylaws.

      SECTION 2. EXECUTIVE COMMITTEE. There may be a standing committee of the Board of Directors to be known as the Executive Committee and consisting of the Chairman of the Board, the Chief Executive Officer, and not fewer than two other directors. The Chief Executive Officer shall act as chairman of the Executive Committee. Except as limited by this Article V or otherwise limited by law, the Executive Committee is empowered to act for and on behalf of the Board of Directors in any and all matters in the interim between meetings of the Board. Without limiting its powers herein conferred, the Executive Committee may act as a nominating committee by recommending to the Board of Directors nominees for election as directors by shareholders at meetings of shareholders or for election as directors by the Board of Directors to fill vacancies on the Board. Within the powers
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conferred upon it, action by the Executive Committee shall be as binding upon the corporation as if performed by the full Board. Such actions shall be reported to the Board for review at its next meeting following such action. The committee shall meet as often as it considers necessary or advisable.

      SECTION 3. AUDIT COMMITTEE. There may be a standing committee of the Board of Directors to be known as the Audit Committee and consisting of not fewer than three directors. The Audit Committee shall superintend examinations of the assets and the liabilities and the internal audit program of the corporation and its subsidiaries, cause outside audits to be performed on the financial statements of the corporation, and shall make periodic reports to the Board.

                                   ARTICLE VI

                                    OFFICERS

      SECTION 1. NUMBER. The officers of the corporation shall consist of a President, one or more Vice Presidents (any of whom may be designated by the Board of Directors as a Vice President, Senior Vice President or Executive Vice President), a Secretary, and such Assistant Secretaries, Treasurers and other officers as the Board of Directors from time to time may elect. Any two (2) or more offices may be held by the same person, except that no officer may act in more than one capacity where action of two (2) or more officers is required.

      SECTION 2. ELECTION AND TERM. The officers of the corporation shall be elected by the Board of Directors. Such elections may be held at any regular or special meeting of the Board. Each officer shall hold office until such officer's death, resignation, retirement, removal or disqualification, or until the election and qualification of such officer's successor.

      SECTION 3. REMOVAL AND RESIGNATION. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

      An officer may resign at any time by notifying the corporation, orally or in writing, of such resignation. A resignation shall be effective upon receipt by the corporation unless it specifies in writing a later effective date. In the event a resignation so specifies a later effective date, the Board of Directors may fill the pending vacancy prior to such date; however, the successor to the resigning officer may not take office until the effective date. An officer's resignation does not affect the corporation's contract rights, if any, with such officer.
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      SECTION 4.  COMPENSATION.  The  compensation  of all  officers  of the corporation shall be fixed by the Board of Directors. The election of an officer does not of itself create any contract rights.

      SECTION 5. PRESIDENT. The President shall be and may be designated as the Chief Executive Officer of the corporation and, subject to the control of the Board of Directors, shall supervise and control the management of the corporation in accordance with these Bylaws.

      The President, when present, shall preside at all meetings of shareholders. The President, with any other proper officer, may sign certificates for shares of the corporation and any deeds, leases, mortgages, bonds, contracts or other instruments which lawfully may be executed on behalf of the corporation, except where required or permitted by law otherwise to be signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent. In general, the President shall perform all duties incident to the office of President and such other duties as from time to time may be assigned by the Board of Directors.

      SECTION 6. VICE PRESIDENTS. In the absence of the President or in the event of the President's death, inability or refusal to act, the Vice Presidents in the order of their length of service as Vice Presidents, unless otherwise determined by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President, with any other proper officer, may sign certificates for shares of the corporation and shall perform such other duties as from time to time may be assigned by the President or by the Board of Directors.

      SECTION 7. SECRETARY. The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders and directors. The Secretary shall give all notices required by law and by these Bylaws. The Secretary shall have general charge of the corporate books and records and of the corporate seal, and shall affix the corporate seal to any lawfully executed instrument requiring it. The Secretary shall keep all records required by law at the principal office of the corporation. The Secretary shall have general charge of the stock transfer books of the corporation and shall keep, at the registered or principal office of the corporation, a record of shareholders showing the name and address of each shareholder and the number and class of the shares held by each. The Secretary, with any other proper officer, may sign certificates for shares of the corporation and shall sign such instruments as may require the Secretary's signature. In general, the Secretary shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President or by the Board of Directors.

      SECTION 8. ASSISTANT SECRETARIES. In the absence of the Secretary or in the event of the Secretary's death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretaries, unless otherwise determined by the Board of

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Directors, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. They shall perform such other duties as from time to time may be assigned by the Secretary, by the President, or by the Board of Directors. Any Assistant Secretary, with any other proper officer, may sign certificates for shares of the corporation.

      SECTION 9. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have custody of all funds and securities belonging to the corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. The Chief Financial Officer shall maintain appropriate accounting records as required by law and shall prepare, or cause to be prepared, annual financial statements of the corporation that include a balance sheet as of the end of the fiscal year and an income and cash flow statement for that year. The Chief Financial Officer, with any other proper officer, may sign certificates for shares of the corporation and, in general, shall perform all duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned by the President or by the Board of Directors.

                                   ARTICLE VII

                  CONTRACTS, LOANS, CHECKS AND DEPOSITS

      SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, or any agent or agents, to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

      SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation (as borrower) and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or specific in nature and scope.

      SECTION 3. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money issued in the name of the corporation shall be signed by such officer or officers, or such agent or agents, of the corporation and in such manner as from time to time shall be determined by the Board of Directors.

      SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed from time to time shall be deposited to the credit of the corporation in such depositories as may be selected by or under the authority of the Board of Directors.
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                                  ARTICLE VIII

               CERTIFICATES FOR SHARES AND THEIR TRANSFER

      SECTION 1. CERTIFICATES FOR SHARES. The Board of Directors may authorize the issuance of some or all of the shares of the corporation's classes or series without issuing certificates to represent such shares.

      If shares are represented by certificates, the corporation shall issue and deliver to each shareholder to whom such shares have been issued or transferred certificates representing the shares owned by him. The certificates shall be in such form as required by law and as determined by the Board of Directors. Certificates shall be signed, either manually or by facsimile, by the President or a Vice President and by the Secretary, the Chief Financial Officer or an Assistant Secretary. All certificates for shares shall be numbered consecutively or otherwise identified and shall be entered on the stock transfer books of the corporation with the name and address of the persons to whom they are issued, the number of shares and the date of issue.

      If shares are not represented by certificates, then within a reasonable time after issuance or transfer of such shares, the corporation shall send to the shareholder to whom such shares have been issued or transferred a written statement of the information required by law to be on certificates.

      SECTION 2. TRANSFER OF SHARES. The corporation shall keep or cause to be kept a book or set of books, to be known as the stock transfer books of the corporation, containing the name of each shareholder of record, together with such shareholder's address and the number and class or series of shares held by him. Transfers of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative (who shall furnish proper evidence of authority to transfer) or by his attorney authorized to effect such transfer by power of attorney duly executed and filed with the Secretary, and, if the shares are represented by certificates, only upon surrender for cancellation of the certificates for the shares sought to be transferred. Certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued.

      SECTION 3. FIXING RECORD DATE. The Board of Directors of the corporation may fix a future date as the record date for one or more voting groups in order to determine the shareholders entitled (I) to notice of a shareholders' meeting,
(II) to demand a special meeting, (III) to vote, or (IV) to take any other action. A record date fixed under this Section may not be more than seventy days before the meeting or action requiring a determination of shareholders.

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      A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

      If no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of or to vote at a shareholders' meeting, the close of business on the day before the first notice of the meeting is delivered to shareholders shall be the record date for such determination of shareholders.

      The Board of Directors may fix a date as the record date for determining shareholders entitled to a distribution or share dividend. If no record date is fixed by the Board of Directors for such determination, it is the date the Board of Directors authorized the distribution or share dividend.

      SECTION 4. LOST CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the certificate to have been lost or destroyed. When authorizing such issuance of a new certificate, the Board shall require the owner of such lost or destroyed certificate, or his legal representative, to give the corporation a bond in such sum and with such surety or other security as the Board may direct as indemnity against any claim that may be made against the corporation with respect to the certificate claimed to have been lost or destroyed, except where the Board by resolution finds that in the judgment of the directors the circumstances justify omission of a bond.

      SECTION 5. HOLDER OF RECORD. Except as otherwise required by law, the corporation may treat the person in whose name shares stand of record on its books as the absolute owner of those shares and the person exclusively entitled to receive notification and distributions, to vote, and otherwise to exercise the rights, powers and privileges of ownership of such shares.

      SECTION 6. REACQUIRED SHARES. Shares of the corporation that have been issued and thereafter reacquired by the corporation shall constitute authorized but unissued shares.

      SECTION 7. SHARES HELD BY NOMINEES. The corporation shall recognize the beneficial owner of shares registered in the name of a nominee as the owner and shareholder of such shares for certain purposes if the nominee in whose name such shares are registered files with the Secretary a written certificate in a form prescribed by the corporation, signed by the nominee, indicating the following: (I) the name, address, and taxpayer identification number of the nominee; (II) the name, address and taxpayer identification number of the beneficial owner; (III) the number and class or series of shares registered in the name of the nominee as to which the beneficial owner shall be recognized as the shareholder; and (IV) the purposes for which the beneficial owner shall be recognized as the shareholder.
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      The purposes for which the corporation shall recognize the beneficial owner as the shareholder may include the following: (I) receiving notice of, voting at, and otherwise participating in shareholders' meetings; (II) executing consents with respect to the shares; (III) exercising dissenters' rights under
Article 13 of the North Carolina Business Corporation Act; (IV) receiving distributions and share dividends with respect to the shares; (V) exercising inspection rights; (VI) receiving reports, financial statements, proxy statements, and other communications from the corporation; (VII) exercising any other rights or receiving any other benefits of a shareholder with respect to the shares.

      The certificate shall be effective ten business days after its receipt by the corporation and until it is changed by the nominee, unless the certificate specifies a later effective time or an earlier termination date.

      If the certificate affects less than all of the shares registered in the name of the nominee, the corporation may require the shares affected by the certificate to be registered separately on the books of the corporation and be represented by a share certificate that bears a conspicuous legend stating that there is a nominee certificate in effect with respect to the shares represented by that share certificate.
                                   ARTICLE IX

                               GENERAL PROVISIONS

      SECTION 1. DISTRIBUTIONS. The Board of Directors from time to time may authorize, and the corporation may grant, distributions and share dividends to the corporation's shareholders subject to and upon the terms and conditions provided by applicable law and the corporation's articles of incorporation.

      SECTION 2. SEAL. The corporate seal of the corporation shall consist of two concentric circles between which is the name of the corporation and in the center of which is inscribed SEAL; and such seal, in the form approved and adopted by the Board of Directors, shall be the corporate seal of the corporation.

      SECTION 3. FISCAL YEAR. The fiscal year of the corporation shall be fixed by the Board of Directors.

      SECTION 4. AMENDMENTS. Except to the extent otherwise provided in the corporation's articles of incorporation or by law, these Bylaws may be amended or repealed and new bylaws may be adopted by the Board of Directors. No bylaw adopted, amended or repealed by the shareholders shall be readopted, amended or repealed by the Board of Directors unless the corporation's articles of incorporation or a bylaw adopted by the shareholders authorizes the Board of Directors to adopt, amend or repeal that particular bylaw or the Bylaws generally.
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      SECTION 5. DEFINITIONS. Unless the context otherwise requires, terms used in these Bylaws shall have the meanings assigned to them in the North Carolina Business Corporation Act to the extent defined therein.

      SECTION 6. INDEMNIFICATION. The corporation shall indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (and any appeal therein), whether civil, criminal, administrative, arbitrative or investigative and whether or not brought by or on behalf of the corporation, by reason of the fact that such party is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, or arising out of such party's activities in any of the foregoing capacities, against all liability and litigation expense, including reasonable attorneys' fees; PROVIDED, however, that the corporation shall not indemnify any such person against liability or expense incurred on account of such person's activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the corporation. The corporation likewise shall indemnify any such person for all reasonable costs and expenses (including attorneys' fees) incurred by such person in connection with the enforcement of such person's right to indemnification granted herein. The corporation shall pay all expenses incurred by any director, officer, employee or agent in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount unless it ultimately shall be determined that such party is entitled to be indemnified by the corporation against such expenses.

      The Board of Directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by this bylaw, including without limitation a determination by a majority vote of disinterested directors that the activities giving rise to the liability or expense for which indemnification is requested were not, at the time taken, known or believed by the person requesting indemnification to be clearly in conflict with the best interests of the corporation.

      Any person who at any time after the adoption of this bylaw serves or has served in any of the aforesaid capacities for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of, but shall be in addition to, any rights to which such person may be entitled apart from the provision of this bylaw.

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